Exhibit 10.28

CLIFFORD CHANCE US LLP

EXECUTION VERSION

Dated as of December 23, 2014

FRONTIER AIRLINES, INC.

and

VERTICAL HORIZONS, LTD.

SUBORDINATED LOAN AGREEMENT

- i -

SECOND SUBORDINATED LOAN AGREEMENT

THIS SUBORDINATED LOAN AGREEMENT (the “Agreement”) is made as of December 23, 2014 between FRONTIER AIRLINES, INC., a company incorporated in Colorado (the “Frontier”); and Vertical Horizons, Ltd., a Cayman Islands company (the “Borrower”).

WHEREAS, Frontier has agreed to make available to the Borrower a term loan facility upon the terms and subject to the conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Clause 1.    Definitions and Interpretation.

1.1    Definitions. Except as otherwise defined herein capitalized terms used herein shall have the same meanings as ascribed to them in Annex A to the Credit Agreement and the following terms shall have the following meanings:

“Advance” means each amount advanced by Frontier to the Borrower hereunder, from time to time, in an amount equal to:

(a) the relevant amount of interest due by the Borrower under and pursuant to each Loan Certificate and the Credit Agreement (an “Interest Advance”);

(b) any relevant Equity Contribution (a “Equity Contribution Advance”); and

(c) any other amounts payable by the Borrower in connection with the Operative Documents, any other amounts required by the Borrower that are payable by the Borrower in respect of its operational and corporate maintenance costs and any other amounts, costs, losses, charges or expenses of the Borrower of whatever nature that may be payable by the Borrower in connection with the Operative Documents or otherwise (an “Amount Payable Advance”) from time to time;

“Commitment Period” means the period from the date hereof until discharge in full of the Secured Obligations;

“Consent” includes any approval, authorization, consent, exemption, license, permission or registration by, of or from any governmental or other authority or any other person;

“Credit Agreement” means the credit agreement dated as of December 23, 2014 between the Borrower and, inter alia, Bank of Utah, as Security Trustee;

“Drawdown Date” means each date upon which an Advance is made by Frontier hereunder;

“Facility” means this loan facility the terms and conditions of which are set out in this Agreement;

“Facility Amount” means an aggregate principal amount outstanding of not more than the total amount of Advances to be made hereunder;

“Interest Payment Date” means the date falling 90 days after the date hereof and each such date which falls at 90 day intervals thereafter, provided that, if any such date shall not be a Business Day, then the relevant Interest Payment Date shall be the next succeeding Business    Day; provided, further, that no Interest Payment Date may extend past the Termination Date and the last Interest Payment Date shall be the Termination Date;

“Interest Period” means with respect to an Advance and unless otherwise agreed by the Parties, a period of three months but so that (i) the first such period shall commence on and shall include the Drawdown Date therefor and shall end on but shall exclude the first Interest Payment Date following such Drawdown Date and (ii) each subsequent period shall commence on and shall include the last day of the previous one and end on but exclude the last day of that period; provided, that if any Interest Period ends on a day which is not a Business Day, the last day of the Interest Period shall be the immediately preceding Business Day; provided further that the final Interest Period shall end on the final Interest Payment Date;

“Margin” means the Applicable Margin, as defined in the Credit Agreement;

“Party” means a party to this Agreement;

“Security Agreement” means the mortgage and security agreement dated as of the date hereof between the Borrower, Bank of Utah as Security Trustee and Citibank N.A. or an affiliate as Facility Agent;

“Senior Obligations” means the Secured Obligations; and

“Subordinated Promissory Note” means a subordinated promissory note, executed on behalf of the Borrower, substantially in the form set out in the Schedule to this Agreement.

1.2    Interpretation. In this Agreement:

1.2.1    references to clauses are to be construed as references to the clauses of this Agreement;

1.2.2    references to this Agreement (or to any specified provisions of this Agreement) or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with its terms, or, as the case may be, with the agreement of the relevant parties;

1.2.3    words importing the plural shall include the singular and vice versa;

1.2.4    headings to clauses or sections are for convenience only and are to be ignored in construing this Agreement;

1.2.5    references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof and shall include references to its successors, permitted transferees and permitted assigns;

1.2.6    references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

1.2.7    liability includes any obligation or liability (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise);

1.2.8    the words other and otherwise shall not be construed ejusdem generis with any foregoing words where a wider construction is possible; and

1.2.9    the words herein, hereof and hereunder, and words of similar import shall be construed to refer to a document in its entirety and not to any particular provision of such document.

Clause 2.    The Facility. Upon the terms and subject to the conditions of this Agreement, Frontier agrees to make available to the Borrower a term loan multi draw facility during the Commitment Period of up to but not exceeding the Facility Amount.

Clause 3.    Drawdown and Subordinated Promissory Note.

3.1    On each Interest Payment Date and as otherwise required by the Borrower, the relevant Interest Advance shall be made by Frontier to the Borrower or, if directed by the Borrower, to the Security Trustee.

3.2    Any relevant Equity Contribution Advance or, as the context may require, Amount Payable Advance shall be made by Frontier to the Borrower or as the Borrower may direct on the date upon which such equivalent amount is payable by the Borrower pursuant to or in connection with the Operative Documents or otherwise.

3.3    On the date hereof, the Borrower shall issue the Subordinated Promissory Note to Frontier. The Borrower shall be entitled to draw Advances against the Subordinated Promissory Note. Frontier shall record the amounts that are owing pursuant to this Agreement and the Subordinated Promissory Note but failure by Frontier to do so shall not affect the Borrower’s obligation to repay the Advances made hereunder.

Clause 4.    Interest and Consolidation.

4.1    Subject always to the provisions of Clause 13 and unless otherwise agreed by the Parties, interest:

4.1.1    will accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a year of 360 days;

4.1.2    on each Advance will accrue during each Interest Period at a rate per annum equal to Frontier’s cost of funds from time to time as notified by Frontier to the Borrower plus the Margin;

4.1.3    on each Advance shall be capitalized on each Interest Payment Date; and

4.1.4    accrued in respect of each Advance allocable to an Aircraft shall become payable on the Delivery Date of such Aircraft.

4.2    If two or more Interest Periods relating to Advances provided hereunder end at    the same time then on the last day of those Interest Periods those Advances may, at Frontier’s discretion, be consolidated into a single Advance.

4.3    Unless otherwise agreed by the Parties, should any amount of principal and/or interest due hereunder be outstanding on the Termination Date they shall become due and payable on such date.

Clause 5.    Repayment. The principal balance of each Advance outstanding in respect of a specified Aircraft shall, unless otherwise agreed by the Parties, become due and payable on the Delivery Date of such Aircraft.

Clause 6.    Voluntary Termination. Frontier may at any time without notice to the Borrower terminate its obligation to make Advances hereunder following the satisfaction of the Senior Obligations.

Clause 7.    Subordination.

7.1    Frontier acknowledges and agrees that its rights as lender in respect of the Facility shall be subject and subordinate to and, at all times shall rank in priority behind, the rights, claims and/or interests now or hereafter existing of the Finance Parties under the Credit Agreement and each of the other Operative Documents entered into in connection therewith.

7.2    The Parties acknowledge and agree that, notwithstanding anything to the contrary contained herein or in the Subordinated Promissory Note, until the payment and discharge in full of the Senior Obligations:

7.2.1    the Finance Parties shall be entitled to receive payment in full of all amounts constituting the Senior Obligations prior to Frontier becoming entitled to receive any payment under this Agreement; and

7.2.2    the obligations of the Borrower under this Agreement are subject and subordinate to all other obligations of the Borrower, under the Operative Documents and otherwise; and

7.2.3    in the event of any bankruptcy, insolvency or any similar process of the Borrower or Frontier or in the event of any winding-up proceedings or any order seeking reorganization or liquidation of the Borrower or Frontier (whether or not involving insolvency or bankruptcy) then (a) the Finance Parties shall be entitled to receive payment in full of all amounts constituting the Senior Obligations prior to Frontier becoming entitled to receive, or make any demand for, any payment under this Agreement, and to that end the Finance Parties shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities and (b) any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, by set off or otherwise, to which Frontier would be entitled but for the provisions of this Clause 7, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Borrower being subordinated to the payment of this Agreement, shall be paid by the liquidator, liquidating trustee, examiner or agent or other person making such payment or distribution, whether a liquidator, trustee in bankruptcy, a receiver or liquidating trustee, examiner or otherwise, directly to the Security Trustee to the extent necessary to pay all the Senior Obligations in full.

7.3    If any payment or distribution of any character, whether in cash, securities or other property, in respect of this Agreement shall (despite these subordination provisions) be received by or on account of Frontier except as permitted under the Credit Agreement before all the Senior Obligations shall have been paid in full, including any such payment or distribution arising out of the exercise by Frontier of a right of set off or counterclaim and any such payment or distribution received by reason of any other indebtedness of the Borrower being subordinated to this Agreement, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the Security Trustee by Frontier, to the extent necessary to pay all the Senior Obligations in full.

7.4    The Borrower and Frontier shall, at any time and from time to time and at the Borrower’s expense (a) promptly execute and deliver all further instruments, documents and agreements, and (b) take all further action that may be necessary or desirable, or that any Finance Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable such Finance Party to exercise its rights and remedies under this Clause 7 or in respect of the Senior Obligations.

7.5    Until all the Senior Obligations shall have been paid in full Frontier shall not (a) ask for, demand, sue for, take, accept or receive from the Borrower, by set off or in any other manner, any amounts due hereunder or (b) seek any other remedy allowed at law or in equity against the Borrower for breach of its obligations under this Agreement.

7.6    The Borrower and Frontier confirm and acknowledge that the terms of this Clause 7 shall survive the termination of this Agreement.

Clause 8.    Representations and Warranties. To induce Frontier to enter into this Agreement and to make each Advance, the Borrower hereby makes the following representations and warranties to Frontier as of the date hereof:

(a) Status: it is duly formed, validly existing and in good standing under the laws of the Cayman Islands as a separate legal entity with limited liability and unlimited duration which is subject to suit in its own name and has the power and authority to own its property and assets and to carry on its business as it is being conducted;

(b) Power and authority: it has the power for and has taken all necessary action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder and the transactions contemplated hereby;

(c) Legal obligation: this Agreement constitutes or will when executed constitute its legal, valid and binding obligation enforceable in accordance with its terms;

(d) Non-conflict: neither the execution or delivery of this Agreement nor the borrowing of any portion of the Facility Amount nor the performance by it of any of its obligations under this Agreement will:

(i) contravene any law or regulation or judicial or official order;

(ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or is    subject or by which it is bound;

(iii) violate any provision of its memorandum or articles of association or other constitutional documents; or

(iv) cause any limitation on its powers or the powers of its board of directors (whether in respect of borrowings or otherwise) to be exceeded.

Clause 9.    Undertakings.

9.1    The Borrower undertakes with Frontier that, so long as the Borrower remains under any obligation under this Agreement or any amounts or obligations are outstanding under this Agreement:

(a) it will obtain, maintain in full force and effect and comply with all Consents and any conditions thereof necessary or desirable for the carrying on by it of its business in the ordinary course and the use of the Facility; and

(b) it will carry on and conduct its business in a proper and efficient manner and in conformity with all statutes, regulations and by-laws applicable thereto.

9.2    Frontier agrees to pay all costs, charges and expenses associated with the winding up of the affairs of the Borrower and the corporate dissolution of the Borrower following the satisfaction of all of the Borrower’s obligations under the Operative Documents.

Clause 10.    Events of Default. Upon the acceleration of any Loan consequent upon the occurrence of an Event of Default or otherwise Frontier may by notice to the Borrower declare that:

(a) subject always to the subordination provisions of Clause 7.2, each Advance and all amounts of interest associated therewith has become immediately due and payable, whereupon the Borrower shall subject to the terms and conditions of this Agreement, forthwith repay the same together with all other sums payable under this Agreement; and/or

(b) subject always to the subordination provisions of Clause 7.2, each Advance has become due and payable on demand, whereupon each Advance and all amounts of interest associated therewith and all other sums payable under this Agreement shall at all times after such declaration be due and payable forthwith on demand.

Clause 11.    Miscellaneous.

11.1    Consent and Agreement. In consideration of the Borrower granting the Frontier Option (as defined in the Option Agreement), upon the exercise by Frontier of the Frontier Option in respect of an Aircraft, Frontier agrees that all Advances and other amounts payable hereunder in respect of such Aircraft shall be deemed satisfied.

11.2    Assignment. Neither Party may assign or transfer all or any part of its rights, benefits and/or obligations under this Agreement.

11.3    Waiver. No omission or delay on the part of Frontier in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative with, and not exclusive of, any rights or remedies provided by law.

11.4    Severance. If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

11.5    Costs. All costs and other expenses, including legal fees and expenses, incurred by each of the Parties in connection with the negotiation, preparation and execution of this Agreement shall be for the account of the party incurring the same.

11.6    Counterparts. This Agreement may be executed in any number of counterparts in which case this Agreement shall be as effective as if all signatures and other executions on the counterparts were on a single copy of this Agreement and any Party may enter this Agreement by executing a counterpart.

11.7    Notices. All notices, demands or requests given pursuant to this Agreement shall be in writing personally delivered, or sent by facsimile or sent by internationally recognized overnight courier service and shall be deemed to have been received in the case of a fax at the time of dispatch with a confirmed transmission report, in the case of a letter when delivered personally or five Business Days after it has been dispatched and in the case of overnight courier the morning of the day following its dispatch. All such notices should be sent to the following address:

if to Frontier:

7001 Tower Road

Denver, CO 80249

Attention: SVP – General Counsel

Phone: (###) ###-####

Email: ###

if to the Borrower:

c/o Intertrust SPV (Cayman) Limited 190 Elgin Avenue

George Town

Grand Cayman, KY1-9005

Cayman Islands

Attention: Directors

Email: ###

Fax: +# ### ### ####

Each of the Borrower and Frontier hereby irrevocably appoints and designates Corporation Service Company (in such capacity, the “Agent for Service of Process”), having an address at Corporation Service Company, 80 State Street, Albany, New York 12207-2543, as its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting service of legal process and the Borrower and Frontier agree that service of process upon such party shall constitute personal service of such process on such person. The Borrower and Frontier shall maintain the designation and appointment of the Agent for Service of Process at such address until all obligations have been performed hereunder. If the Agent for Service of Process shall cease to so act, the Borrower and Frontier shall immediately designate and shall promptly deliver to the Security Trustee evidence in writing of acceptance by another agent for service of process of such appointment, which such other agent for service of process shall have an address for receipt of service of process in the State of New York and the provisions above shall equally apply to such other agent for service of process.

11.8    Operational and Corporate Maintenance Costs. The Borrower shall, to the extent possible, pre approve the amount of any operational and corporate maintenance costs with Frontier in advance of incurring the same and shall consider in good faith any suggestions or concerns Frontier may have in respect of the same. The Borrower shall use reasonable endeavors to maintain its operational and corporate maintenance costs at a reasonable level.

11.9    Governing Law and Jurisdiction.

11.9.1    This Agreement shall in all respects be governed by, and construed in accordance with, the law of the State of New York.

11.9.2    Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of    or relating to this Agreement, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Party may otherwise have to bring any action or proceeding relating to this Agreement against another Party or its properties in the courts of any jurisdiction.

11.9.3    Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement    in any court referred to in this Clause 11.9. Each Party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

11.9.4    Each Party irrevocably consents to service of process in the manner provided for in Clause 11.7. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by law.

11.10 EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

Clause 12.    Finance Party Not a Party. Any Finance Party under the Credit Agreement may enforce the terms and provisions of this Agreement that are expressed to be for the benefit    of or given by a Party to or in favor of such Finance Party.

Clause 13.    Limitation on Liability.

13.1    Notwithstanding anything contained in this Agreement to the contrary each party hereto agrees that, recourse against the other party with respect to this Agreement shall be limited to the assets of such other party, as they may exist from time to time and each party agrees not to seek before any court or governmental agency to have any shareholder, director or officer of the other party held liable, in their personal or individual capacities, for any actions or inactions of such party or any obligations or liability of such party under this Agreement other than in the case of gross negligence or willful misconduct.

13.2    Each party agrees that with respect to any actions or inactions of the other party or any obligations or liability of the other party under this Agreement, it shall not commence any case, proceeding, proposal or other action under any existing or future law of any jurisdiction relating to the bankruptcy, insolvency, reorganization, arrangement in the nature of insolvency proceedings, adjustment, winding-up, liquidation, dissolution or analogous relief with respect to the other party.

13.3    Nothing in this Clause 13 shall:

13.3.1    be construed to limit the exercise of remedies pursuant to this Agreement in accordance with its terms; or

13.3.2    be construed to waive, release, reduce, modify or otherwise limit the obligations and liabilities of any guarantor of the Borrower’s obligations or liabilities hereunder.

13.4    The provisions of this Clause 13 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

FRONTIER AIRLINES, INC.

By:	/s/ James G. Dempsey
Name: James G. Dempsey
Title: Chief Financial Officer

[Citi/FrontierA32I/A320neo PDP

Subordinated Loan Agreement]

VERTICAL HORIZONS, LTD., as Borrower

By:	/s/ Otelia Scott
Name: Otelia Scott
Title: Director

[Citi/FrontierA321/A320neo PDP

Subordinated Loan Agreement]

SCHEDULE

Form of Subordinated Promissory Note